COMPANY REGISTRATION NUMBER 05066838

One Horizon Group plc

Annual report

30 June 2011

One Horizon Group plc

Annual report and accounts for the year ended 30 June 2011

One Horizon Group plc

Officers and professional advisers

Directors
Mark White (Chief Executive Officer)
Martin Ward FCA (Chief Financial Officer)
Alexandra Johnson (Chief Operating Officer)
Brian Collins (Chief Technology Officer)

Secretary	Martin Ward FCA

Registered number	5066838

Registered office and principal trading address	Unit 3, The Woodford Centre
Lysander Way
Old Sarum
Salisbury
Wiltshire SP4 6BU

Auditors	BDO LLP
Arcadia House
Ocean Village
Southampton SO14 3TL

Principal bankers	HSBC Bank Plc
Southern Corporate Banking Centre
HSBC House
Mitchell Way
Southampton International Airport
Southampton SO18 2XU

Solicitors to the group (UK)	Shoosmiths
Apex Plaza
Forbury Road
Reading
RG1 1SH

Attorneys to the group (US)	Farrell Fritz P.C.
1320 RXR Plaza
West Tower
Uniondale
New York 11556-1320

Registrars	Capita IRG plc
Northern House
Woodsome Park
Fenay Bridge
Huddersfield HD8 0LA

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One Horizon Group plc

DIRECTORS’ REPORT

The Directors present their report and the audited accounts of the Group and Company for the year ended 30 June 2011.

Principal activity

The principal activity of the Company is that of a holding company, and the principal activities of the Group during the year was (i) distribution of satellite communication equipment and airtime and (ii) sale of proprietorial software and associated equipment in VoIP and bandwidth optimisation markets.

Reporting currency

The Group reports its financial statements in US dollars because the majority of its sales and cost of sales are in this currency.

Results and dividends

The retained profit for the year of $5,833,000 (2010: $2,290,000) was transferred to reserves. During the year dividends, final dividend for 2010 and interim for the year under review, of $723,000 were paid (2010: $481,000). The board are not recommending a final dividend for the year ended 30 June 2011 as the company considers it prudent to retain cash for the completion of the Horizon roll out programme.

Review of the business and future developments

The Group’s results for the year ended 30 June 2011 show income increased by 6.2 % to $ 123 million (2010: $115 million) at a blended gross margin of 18.4% (2010: 16.9%) which reflects the higher margin available from the Horizon Globex business, the gross profit earned in the year increased to $22.5 million (2010: $19.5 million). Administration expenses rose 4.7% to $16.5 million. The profit after tax is $ 5.8 million (2010: $2.3 million) and the dividends paid and recommended are as set out in the preceding note.

Key performance indicators (“KPI’s”) are as follows:

•	Inventory turnaround average = 4.5 times per year (2010: 4.28)
•	Average trade receivables days = 45.2 days (2010: 42.2)
•	Average trade payables days = 74.2 days (2010: 50.7)

Following the acquisition of Abbey Technology GmbH (“Abbey”) in September 2010 the Group has set up a subsidiary Horizon Globex GmbH (“Globex”) to sell the IP optimisation platform developed by Abbey. In the year under review Globex sold two Global Exchanges to (1) Singapore Telecommunications Ltd (“SingTel”) and (2) Horizon Globex India PVT Ltd, in which the Group has a 19% voting participation with the balance of shares owned by Voicecom Technologies PVT Ltd.

Overview of Horizon

Horizon is the world’s most bandwidth-efficient Voice over IP (VoIP) platform. Enabled by the company’s SmartPacket™ technology, it offers VoIP from only 2kbs compared to around 8kbps from other VoIP platforms.

Horizon enables greater bandwidth efficiency by reducing IP overhead and optimising packet flow, delivery and playback. It is also extremely efficient in the way it handles silence. Traditional VoIP calls send the same amount of data in both directions, regardless of whether someone is speaking or not. Horizon detects silence and sends “heartbeats” so it doesn’t sound like the line has been dropped. These heartbeats get sent at only 0.25kbps compared to around 8kbps on other VoIP platforms. From low-bandwidth VoIP, Horizon extends into a range of optimised data applications – email, web browsing and instant messaging – which give the user total visibility and control over how much data they consume.

The solution has been totally developed in-house and is fully compatible with digital telecommunications standards. It is capable of interconnecting any phone system over IP – on mobile, fixed and satellite networks.

The company’s SmartPacket™ technology is patent-pending and the patent is expected to come through by mid 2012.

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One Horizon Group plc

DIRECTORS’ REPORT (continued)

Future growth opportunities

The Horizon solution was initially developed for the mobile satellite market, to make best use of the limited bandwidth available, minimise the amount of data consumed and ultimately save costs for the end-user.

The company then realised the potential for the solution in the broader telecommunications market, particularly within the mobile sector. With the explosive growth in smartphone sales and increased usage of mobile data services, mobile operators face the challenge of dealing with increasingly congested networks, more dropped calls and rising levels of churn. Wireless spectrum is a finite resource and it is not always possible to increase network capacity. The demand for solutions which optimise the use of IP bandwidth will inevitably grow.

The company has therefore developed a mobile application which enables highly bandwidth-efficient VoIP calls over a smartphone using an EDGE, 3G, 4G/LTE, WiFi or WiMax connection. The Horizon Call app is currently available for the iPhone and a version for Android is in development.

Unlike other mobile VoIP apps, Horizon Call is positioned a business-to-business solution for mobile operators. It is a solution that they own and deploy. They decide how to integrate it within their portfolio, how to offer it commercially and it can be customised according to their own branding. It helps them to manage rising traffic volumes while also combating the competitive threat to their voice telephony revenues from other mobile VoIP apps.

Asia represents a key opportunity for the Horizon Call app because there are significant markets with high population density, high penetration of mobile phones and high growth in the adoption of smartphones. These factors will put increased pressure on mobile operators to manage their network availability.

In this context, Horizon Globex is forming a number of joint ventures with local partners in the region to exploit this opportunity. To date, the company has formed a joint venture in India and others are currently being established.

Commercial risks

Commercial risks faced by the Group are similar to many other businesses, in terms of foreign exchange losses where the business buys and sells goods and services in a currency other than the reporting currency. The Group has limited exposure in salaries and other overheads priced in Sterling, Euro’s, Thai Baht, Singapore Dollars, Australian Dollars and to a small extent Yen. Trading expenditure and income is predominately in US dollars. Where certain product lines are priced in other currencies the price quoted is based on prevailing rates of exchange.

The Group has US Dollar bank facilities (see note 22) which are being repaid. In order to protect the Group against interest rate changes the Group has taken out hedging options on the two bank term facilities as follows:

a)	Three quarters of the term loan secured with HSBC USA has an interest collar with the minimum rate payable of 5.7% and the maximum rate payable of 7.0%. The balance of the facilities are at floating rates. The balance outstanding at 30 June 2011 on this loan was $1.4 million (2010: $2.19 million)

b)	On the term loan secured with HSBC UK, an option was taken with the rate fixed at 5.5% to cover the amortising balance outstanding throughout the term. The balance outstanding at 30 June 2011 on this loan was $1.6 million (2010: $3.2 million)

Regarding risks associated with technology changes within the industry product ranges, the Group has experienced a low level of inventory obsolescence over many years, partially due to maintaining low inventory levels and partially due to the long practical life of products within the mobile satellite services sector when compared to other communication sectors.

Directors and their interests

The Directors of the Company who held office throughout the year and at the date of this report are as follows;

Mark White (CEO)
Alexandra Johnson (COO)
Martin Ward (CFO)
Brian Collins (CTO)	Appointed 21 October 2010

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One Horizon Group plc

DIRECTORS’ REPORT (continued)

Political and charitable contributions

The amount donated by the Group to charitable bodies was $10,000 (2010: $14,000). The Group made no political contributions during the year (2010: $nil).

Third party indemnity provision for directors

Qualifying third party indemnity provision for all directors was in force during the year.

Risk factors

Information on the Group’s financial risk management objectives and policies relating to market risk, credit risk and liquidity risk is provided in note 4 to the financial statements.

Creditor payment policy

It is the Group’s policy that payments to suppliers are made in accordance with all relevant terms and conditions.

Going concern

The Group has, following the year end, secured additional funds totalling $5.0 million. The funds are from an outside investor for new shares ($3.0m) and a loan from the major shareholders ($2.0m) which incurs 10% interest with repayment on IPO, Company sale or anytime at the Company’s discretion. The Group has bank facilities due for renewal at the end of February 2012. The Directors are not aware of any reason why the bank facilities will not be renewed, however should the Group need to raise additional funding then the Board have identified equity investors and confirmed their interest in investing. After making suitable enquiries, the Board is satisfied that the group has adequate resources to continue in operational existence for the foreseeable future. Accordingly, the Board continues to adopt the going concern basis in preparing the financial statements.

Awareness of relevant audit information

At the time of this report the Directors confirm that:

•	there is no relevant information of which the auditor is unaware; and

•	they have taken all the steps they ought to have taken to make themselves aware of any relevant audit information and to establish that the auditor is aware of that information.

Statement of directors' responsibilities

The following statement, which should be read in conjunction with the auditor’s report regarding the respective responsibilities of Directors and auditor, is made with a view to distinguishing for shareholders those respective responsibilities in relation to the financial statements.

The Directors are responsible for preparing the annual report and the financial statements in accordance with applicable law and regulations.

Company law requires the Directors to prepare financial statements for each financial year. Under that law the Directors have prepared the financial statements in accordance with International Financial Reporting Standards (IFRSs) as adopted by the European Union. The financial statements are required by law to give a true and fair view of the state of affairs of the Company and Group and of the profit or loss of the Group for that period.

In preparing those financial statements, the Directors are required to:

1.	select suitable accounting policies and then apply them consistently;

2.	make judgements and estimates that are reasonable and prudent;

3.	state that the financial statements comply with IFRSs as adopted by the European Union;

4.	prepare the financial statements on the going concern basis unless it is inappropriate to presume that the Group will continue in business.

The Directors confirm that they have complied with the above requirements in preparing the financial statements.

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One Horizon Group plc

DIRECTORS’ REPORT (continued)

The Directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the Company and Group and to enable them to ensure that the financial statements comply with the Companies Act 2006. They are also responsible for safeguarding the assets of the Company and Group and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

The Directors are also responsible for the maintenance and integrity of the satcomgroup.com website. Legislation in the United Kingdom governing the preparation and dissemination of financial statements may differ from legislation in other jurisdictions.

Auditor

During the year Chantrey Vellacott DFK resigned as Auditors and BDO LLP were appointed in their place. A resolution that BDO LLP be reappointed will be proposed at the Annual General Meeting.

By order of the Board

Martin Ward

Company Secretary

DATE 14 February 2012

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One Horizon Group plc

Independent auditor’s report to the shareholders of One Horizon Group plc

We have audited the financial statements of One Horizon Group plc for the year ended 30 June 2011, which comprise the consolidated statement of comprehensive income , the consolidated and company statement of financial position, the consolidated and company statement of changes in equity, the consolidated and company cash flow statement and the related notes. The financial reporting framework that has been applied in their preparation is applicable law and International Financial Reporting Standards (IFRSs) as adopted by the European Union and, as regards the parent company financial statements, as applied in accordance with the provisions of the Companies Act 2006.

This report is made solely to the company’s members, as a body, in accordance with Chapter 3 of Part 16 of the Companies Act 2006. Our audit work has been undertaken so that we might state to the company’s members those matters we are required to state to them in an auditor’s report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the company and the company’s members as a body, for our audit work, for this report, or for the opinions we have formed.

Respective responsibilities of directors and auditor

As explained more fully in the statement of directors’ responsibilities, the directors are responsible for the preparation of the financial statements and for being satisfied that they give a true and fair view. Our responsibility is to audit and express an opinion on the financial statements in accordance with applicable law and International Standards on Auditing (UK and Ireland). These standards require us to comply with the Auditing Practices Board’s (APB’s) Ethical Standards for Auditors.

Scope of the audit of the financial statements

A description of the scope of an audit of financial statements is provided on the APB’s website at

www.frc.org.uk/apb/scope/private.cfm.

Opinion on financial statements

In our opinion:

•	the financial statements give a true and fair view of the state of the group’s and of the parent company’s affairs as at 30 June 2011 and of the group’s profit for the year then ended;
•	the group financial statements have been properly prepared in accordance with IFRSs as adopted by the European Union;
•	the parent company financial statements have been properly prepared in accordance with IFRSs as adopted by the European Union and as applied in accordance with the provisions of the Companies Act 2006; and
•	the financial statements have been prepared in accordance with the requirements of the Companies Act 2006.

Opinion on other matters prescribed by the Companies Act 2006

In our opinion the information given in the Directors’ Report for the financial year for which the financial statements are prepared is consistent with the financial statements.

Matters on which we are required to report by exception

We have nothing to report in respect of the following matters where the Companies Act 2006 requires us to report to you if, in our opinion:

•	adequate accounting records have not been kept by the parent company, or returns adequate for our audit have not been received from branches not visited by us; or
•	the parent company financial statements are not in agreement with the accounting records and returns; or
•	certain disclosures of directors’ remuneration specified by law are not made; or
•	we have not received all the information and explanations we require for our audit.

Mr Paul Anthony (senior statutory auditor)

For and on behalf of BDO LLP, statutory auditor

Southampton

United Kingdom

Date 14 February 2012

BDO LLP is a limited liability partnership registered in England and Wales (with registered number OC305127).

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One Horizon Group plc

Consolidated statement of comprehensive income for the year ended 30 June 2011

	Notes	2011	2010
		$’000	$’000

Revenue
Continuing operations		122,529	115,330

Group revenue		122,529	115,330

Cost of sales		(99,997)	(95,844)

Gross profit		22,532	19,486

Administration expenses		(16,484)	(15,678)

Operating profit
Continuing operations	5	6,048	3,808

Group operating profit		6,048	3,808

Finance income	10	3	138
Finance costs	11	(917)	(1,304)

Profit on ordinary activities before taxation		5,134	2,642

Taxation	12	699	(352)

Profit for the financial year and total comprehensive income		5,833	2,290

Attributable to:
Equity holders of the parent company		5,833	2,290

There were no recognised gains or losses other than those shown in the consolidated income statement.

The notes on pages 14 to 37 form part of these financial statements.

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One Horizon Group plc

Consolidated statement of financial position as at 30 June 2011

	Notes	2011	2010
		$’000	$’000

Non-current assets
Goodwill	14	16,588	16,588
Intangible fixed assets	15	12,090	3,081
Property, plant and equipment	16	4,610	3,457
		33,288	23,126
Current assets
Inventories	19	7,010	5,859
Trade and other receivables	20	20,926	18,651
Bank balances and cash	21	-	1,717
		27,936	26,227
Current liabilities
Financial liabilities	22	2,565	2,796
Trade and other payables	24	30,434	24,475
Current tax		237	1,144
Bank balances and cash	21	606	-
Obligations under finance leases	25	98	106
		33,940	28,521
Net current liabilities		(6,004)	(2,294)

Non-current liabilities
Financial liabilities	22	812	2,587
Obligations under finance leases	25	62	26
Deferred taxation	26	445	-
		1,319	2,613
Net assets		25,965	18,219

Shareholders’ equity
Share capital	27	7,700	6,053
Share premium account		5,834	4,845
Merger reserve	28	(10,884)	(10,884)
Retained profits	29	23,315	18,205
Total shareholders funds		25,965	18,219

The financial statements were approved and authorised for issue by the Board of Directors on 14 February 2012.

Signed on behalf of the Board of Directors:

Martin Ward

Director

The notes on pages 14 to 37 form part of these financial statements.

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One Horizon Group plc

Company statement of financial position as at 30 June 2011

	Notes	2011	2010
		$’000	$’000
Non-current assets
Investments	17	23,200	18,157
		23,200	18,157
Current assets
Trade and other receivables	20	671	867
Loans to related undertakings	23	3,566	4,088
Current tax		154	-
		4,391	4,955
Current liabilities
Financial liabilities	22	1,849	2,717
Loans from related undertakings	23	11,811	6,452
Trade and other payables	24	421	571
Current tax		-	49
		14,081	9,789

Net current (liabilities) / assets		(9,690)	(4,834)

Non-current liabilities
Financial liabilities	22	-	1,150

Net assets		13,510	12,173

Shareholders’ equity
Share capital	27	7,700	6,053
Share premium account		5,834	4,845
Retained profits	29	(24)	1,275

Total equity		13,510	12,173

The financial statements were approved and authorised for issue by the Board of Directors on 14 February 2012.

Signed on behalf of the Board of Directors:

Martin Ward

Director

The notes on pages 14 to 37 form part of these financial statements.

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One Horizon Group plc

Consolidated statement of changes in equity for the year ended 30 June 2011

	Share	Share	Merger	Retained
	capital	premium	reserve	profits	Total
	$’000	$’000	$’000	$’000	$’000

Balance at 30 June 2009	6,053	4,845	(10,884)	16,396	16,410

Changes in equity for 2010
Profit for the year and total
comprehensive income	-	-	-	2,290	2,290

Contributions by and distributions to owners
Dividends paid	-	-	-	(481)	(481)

Balance at 30 June 2010	6,053	4,845	(10,884)	18,205	18,219

Changes in equity for 2011
Profit for the year and total
comprehensive income	-	-	-	5,833	5,833

Contributions by and distributions to owners
Dividends paid				(723)	(723)
New shares issues	1,647	989	-	-	2,636

Balance at 30 June 2011	7,700	5,834	(10,884)	23,315	25,965

The notes on pages 14 to 37 form part of these financial statements.

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One Horizon Group plc

Company statement of changes in equity for the year ended 30 June 2011

	Share	Share	Retained
	capital	premium	profits	Total
	$’000	$’000	$000	$’000

Restated balance at 30 June 2009	6,053	4,845	2,292	13,190

Changes in equity for 2010
Loss for the year and total comprehensive income	-	-	(536)	(536)

Contributions by and distributions to owners
Dividends paid	-	-	(481)	(481)

Balance at 30 June 2010	6,053	4,845	1,275	12,173

Changes in equity for 2011
Loss for the year and total comprehensive income	-	-	(576)	(576)

Contributions by and distributions to owners
Dividends paid	-	-	(723)	(723)
New shares issued	1,647	989	-	2,636

Balance at 30 June 2011	7,700	5,834	(24)	13,510

The notes on pages 14 to 37 form part of these financial statements.

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One Horizon Group plc

Consolidated cash flow statement for the year ended 30 June 2011

	Note	2011		2010
		$’000	$’000	$’000	$’000

Net cash generated from operating activities	31		7,333		7,187

Cash flows from investing activities
Interest received		-		138
Purchase of intangible fixed assets		(3,624)		(556)
Purchase of property, plant and equipment		(2,495)		(1,610)
Acquisition of subsidiary (net of cash acquired)		(849)		(307)

Net cash used in investing activities			(6,968)		(2,335)

Cash flows from financing activities
Dividends paid		(723)		(481)
Repayment of Convertible Unsecured Loan Stock		-		(1,223)
(Decrease)/increase in short term borrowing		(105)		(803)
Net (decrease)/increase in long term borrowing		(1,775)		(3,315)
Capital element of finance lease rental payments		(85)		(87)

Net cash (used)/generated by financing activities			(2,688)		(5,909)

Net (decrease)/increase in cash and cash equivalents			(2,323)		(1,057)

Cash and cash equivalents at beginning of year			1,717		2,774

Cash and cash equivalents at end of year			(606)		1,717

The notes on pages 14 to 37 form part of these financial statements.

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One Horizon Group plc

Company cash flow statement for the year ended 30 June 2011

	2011		2010
	$’000	$’000	$’000	$’000
Cash flows from operating activities
Operating profit	(330)		222

Operating cash flows before movement in working capital	(330)		222
Decrease/(Increase) in receivables	599		585
Increase in payables	5,434		2,396

Cash generated/(used) by operations	5,703		3,203

Tax paid	(276)		(7)
Interest paid	(173)		(328)

Net cash generated by operating activities		5,254		2,868

Cash flows from investing activities
Acquisition of investments	(2,288)		(1)

Net cash used in investment activities		(2,288)		(1)

Financing activities
Repayment of Convertible Unsecured Loan Stock	-		(1,223)
Increase/(decrease) in short term borrowing	(1,093)		868
Net (decrease)/Increase in long term borrowing	(1,150)		(2,197)
Dividends paid	(723)		(481)

Net cash used by financing activities		(2,966)		(3,033)

Net increase/(decrease) in cash and cash equivalents		-		(166)

Cash and cash equivalents at beginning of year		-		166

Cash and cash equivalents at end of year		-		-

The notes on pages 14 to 37 form part of these financial statements.

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One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2011

1.	Nature of business and corporate information

One Horizon Group plc is a company incorporated in the United Kingdom. The address of the registered office is given on page 1. The nature of the group’s operations and its principal activities are set out in the Directors’ report on pages 2 to 5.

2.	Basis of preparation

The financial statements of the Group and Company have been prepared in accordance with International Financial Reporting and Accounting Standards adopted by the European Union (“IFRS”). The financial statements have been prepared on the historical cost basis, except where IFRS requires an alternative treatment. The principal variations from historical cost relate to financial instruments (IAS 39).

The financial statements are presented in US dollars since this is the currency in which the majority of the Company’s transactions are denominated.

The preparation of financial statements in conformity with general accepted accounting principles requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Although the estimates are based on management’s best knowledge of the amount, even or actions, actual results ultimately may differ from those estimates.

At the date of authorisation of these financial statements, there were Standards and Interpretations that were in issue but not yet effective and have not been applied in these financial statements. The Directors anticipate that the adoption of these Standards and Interpretations in future periods will have no material impact on the financial statements of the Group or Company, except for additional disclosures when the relevant Standards come into effect.

The Group has, following the year end, secured additional funds totalling $5.0 million. The funds are from an outside investor for new shares ($3.0m) and a loan from the major shareholders ($2.0m) which incurs 10% interest with repayment on IPO, Company sale or anytime at the Company’s discretion. The Group has bank facilities due for renewal at the end of February 2012. The Directors are not aware of any reason why the bank facilities will not be renewed, however should the Group need to raise additional funding then the Board have identified equity investors and confirmed their interest in investing in the Group , After making suitable enquiries, the Board is satisfied that the group has adequate resources to continue in operational existence for the foreseeable future. Accordingly, the Board continues to adopt the going concern basis in preparing the financial statements.

The financial statements have been prepared on the historical cost basis. The principal accounting policies adopted are set out below.

3.	Summary of significant accounting policies

Basis of consolidation

The consolidated financial statements incorporate the financial statements of the Company and enterprises controlled by the Company (“its subsidiaries”) made up to 30 June each year. Control is achieved where the Company has the power to govern the financial and operating policies of a subsidiary.

Minority interests in the net assets of consolidated subsidiaries are identified separately from the Group’s equity therein. Minority interests consist of the amount of those interests at the date of the original business combination and the minority’s share of changes in equity since the date of the combination. Losses applicable to the minority in excess of the minority’s interest in the subsidiary’s equity are allocated against the interests of the Group except to the extent that the minority has a binding obligation and is able to make additional investment to cover the losses.

The results of subsidiaries acquired or disposed of during the period are included in the consolidated income statement from the effective date of acquisition or up to the effective date of disposal, as appropriate.

All inter-company transactions and balances between group enterprises are eliminated on consolidation.

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One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2011

3.	Summary of significant accounting policies (continued)

Business combinations

The acquisition of subsidiaries is accounted for using the purchase method. The cost of the acquisition is measured at the aggregate of the fair values, at the acquisition date, of assets given, liabilities incurred or assumed, and equity instruments issued by the group, plus any costs directly attributable to the acquisition. The acquiree’s identifiable assets, liabilities and contingent liabilities are recognised at their fair value at the acquisition date, except for non-current assets that are held for resale, which are recognised and measured at fair value less costs to sell.

Goodwill

Goodwill arising on acquisition is recognised as an asset and initially measured at cost, being the excess of cost over the Group’s interest in the net fair value of the identifiable assets, liabilities and contingent liabilities recognised of a subsidiary, associate or jointly controlled entity at the date of acquisition. For business combinations completed on or after 1 January 2010, direct costs of acquisition are recognised immediately as an expense. Goodwill is recognised as an asset and is tested for impairment annually, or on such occasions that events or changes in circumstances indicate that its value might be impaired.

On disposal of a subsidiary, the attributable amount of unamortised goodwill, which has not been subject to impairment, is included in the determination of the profit or loss on disposal.

Positive goodwill arising on acquisitions before the date of the transition to International Financial Reporting Standards has been retained at the previous UK GAAP amount subject to being tested for impairment at that date. Negative goodwill arising on acquisitions before the date of the transition has been credited to retained earnings at the date of transition. Where negative goodwill arises on acquisitions after the date of the transition, it is immediately credited in full to the consolidated statement of comprehensive income on the acquisition date.

Revenue recognition

Revenue is recognised:

•	on hardware and prepaid airtime sales when invoiced and shipped,
•	on postpaid airtime when supplied,
•	on software when supplied.

Revenue is stated net of discounts, VAT and other sales related taxes.

Interest income is accrued on a time basis, by reference to the principal outstanding and the interest rate applicable.

Leasing

Leases are classified as finance leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee. All other leases are classified as operating leases.

Assets held under finance leases are recognised as assets of the Group at their fair value or, if lower, at the present value of the minimum lease payments, each determined at the inception of the lease. The corresponding liability to the lessor is included in the balance sheet as finance lease obligation. Lease payments are apportioned between finance charges and reduction of the lease obligation so as to achieve a constant rate of interest on the remaining balance of the liability. Finance charges are charged directly against income.

Rentals payable under operating leases are charged to income on a straight-line basis over the term of the relevant lease.

Benefits received and receivable as an incentive to enter into an operating lease are also spread on a straight line basis over the lease term.

Assets leased to customers

Assets sold to customers under finance leases are capitalised as equipment and depreciated over the term of the lease to the customer. Assets leased to customers on operating leases are capitalised as equipment and depreciated over their useful life.

Borrowing costs

All borrowing costs are recognised in the income statement in the period to which they are incurred.

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One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2011

3.	Summary of significant accounting policies (continued)

Taxation

The tax charge represents the sum of current and deferred tax.

Current tax payable is based on taxable profits for the year. Taxable profits differ from net profits as reported in the income statement because it excludes items that are taxable or deductible in other years and items that are not taxable or deductible. The Group’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted at the balance sheets date.

Deferred tax is the tax expected to be payable or recoverable on differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable profit, and is accounted for using the liability method. Deferred tax liabilities are recognised for all temporary differences and deferred tax assets are recognised to the extent that it is probable that taxable profits will be available against which temporary differences can be utilised.

The carrying amount of deferred tax assets is reviewed at each balance sheet date and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax is calculated at the tax rates enacted or substantially enacted, and that are expected to apply in the period when the liability or the asset is realised.

Currencies

Transactions in currencies other than US Dollars are initially recorded at the rates of exchange prevailing on the dates of the transactions. Monetary assets and liabilities denominated in such currencies are retranslated at the rates prevailing on the balance sheet date. The principal exchange rate ruling at 30 June 2011 was £1 = US$1.61 . Profits and losses arising on exchange are included in the net profit or loss for the period.

Impairment

At each balance sheet date, the Group reviews the carrying amount of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, the Group estimates the recoverable amount of the cash-generating unit to which the asset belongs.

Goodwill arising on acquisition is allocated to cash-generating units. The recoverable amount of the cash-generating unit to which goodwill has been allocated is tested for impairment annually, or on such other occasions that events or changes in circumstances indicate that its value might be impaired

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (cash-generating unit) is reduced to its recoverable amount. Impairment losses are recognised as an expense immediately, unless the relevant asset is land or buildings at a revalued amount, in which case the impairment loss is treated as a revaluation decrease.

Where an impairment loss subsequently reverses, the carrying amount of the asset (cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognised for the asset (cash generating unit). A reversal of an impairment loss is recognised as income immediately, unless the relevant asset is carried at a revalued amount, in which case the reversal of the impairment loss is treated as a revaluation increase. Impairment losses relating to goodwill are not reversed.

Share based payments - employee services

The fair value of employee services received in exchange for the grant of options or shares is recognised as an expense. The total amount to be expensed over the vesting period is determined by reference to the fair value of the options or shares determined at the grant date, excluding the impact of any non-market vesting conditions (for example, profitability and sales growth targets). Non-market vesting conditions are included in assumptions about the number of options that are expected to become exercisable and the number of shares that the employee will ultimately receive. This estimate is revised at each balance sheet date and the difference is charged or credited to the income statement. Proceeds received on exercise of options, net of any directly attributable transaction costs, are credited to equity.

16

One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2011

3.	Summary of significant accounting policies (continued)

Externally acquired intangible assets

Externally acquired intangible fixed assets are initially recognised at cost and subsequently amortised on a straight-line basis over their useful economic lives.

Intangible assets are recognised on business combinations it they are separable from the acquired entity or give rise to other contractual/legal rights. The amounts ascribed to such intangibles are arrived at by using appropriate valuation techniques (see section related to critical estimates and judgements below).

In-process research and development programmes acquired in such combinations are recognised as an asset even if subsequent expenditure is written off because the criteria specified in the policy for development costs below are not met.

The significant intangibles recognised by the Group, their useful economic lives and the methods used to determine the cost of intangibles acquired in a business combination are as follows:

Intangible assets	Useful economic life	Valuation method
Contractual relationships	Term of contract	Estimated discounted
	(up to 5 years)	Cash flow

Software	Indeterminate	Relief from Royalty method
incorporating a discounted
cash flow

The software is included within the billing system intangible asset, and as such is tested for impairment annually, or on such occasions that events or changes in circumstances indicate that its value might be impaired.

Internally generated intangible assets (development costs)

Expenditure on internally developed products is capitalised if it can be demonstrated that:

• it is technically feasible to develop the product for it to be sold;

• adequate resources are available to complete the development;

• there is an intention to complete and sell the product;

• the Group is able to sell the product;

• sale of the product will generate future economic benefits; and

• expenditure on the project can be measured reliably.

Capitalised development costs are in relation to the Group's billing system, which is considered to have an indeterminate economic life. The billing system is tested for impairment annually, or on such occasions that events or changes in circumstances indicate that its value might be impaired.

Development expenditure not satisfying the above criteria and expenditure on the research phase of internal projects are recognised in the consolidated statement of comprehensive income as incurred.

Segmental reporting

The Directors regard the Group's primary segments of business to be Satcom Global FZE and Horizon Software. The business has no geographical aspect which requires analysis as secondary segments. Costs are allocated to the appropriate segment as they arise with central overheads apportioned on a reasonable basis.

17

One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2011

3.	Summary of significant accounting policies (continued)

Property, plant and equipment

Property, plant and equipment is stated at cost less accumulated depreciation. Depreciation is charged so as to write the cost less residual value over estimated useful lives, using the straight-line method commencing in the month following the purchase, on the following basis:

Leasehold property improvements	-	Term of lease
Equipment	-	Between 3 and 5 years
Motor vehicles	-	5 years

The useful lives and residual values of assets are reviewed annually.

Assets held under finance leases are depreciated over their expected useful lives on the same basis as owned assets or, where shorter, over the term of the lease.

The gain or loss arising on the disposal of an asset including disposal costs is recognised in the income statement.

Inventories

Inventories are stated at the lower of cost, using the average cost method, and net realisable value. Net realisable value represents the estimated revenue less all estimated costs of completion and necessary selling costs.

Financial instruments

Financial assets and financial liabilities are recognised when the Group or Company has become a party to the contractual provisions of the instrument.

The Group faces certain risks, not all of which are within its control. The main risk factors are outlined as follows:

a)	Suppliers – The Group purchases its airtime from a few main satellite operators, the majority being from Inmarsat, Iridium and Thuraya and is reliant on the operators maintaining their capacity to enable customers to use their equipment. The satellite operators have contingency plans to protect their business and the directors consider the risk is not significant.

b)	Foreign currency – The Group reports its results in US Dollars because the majority of the trading income and expenditure is in that currency. The Group has limited exposure to sterling/US dollar exchange rate due to the fact that UK head office and certain interest costs are payable in sterling.

Trade receivables

Trade receivables are stated at their nominal value less allowances for irrecoverability.

Cash and cash equivalents

Cash and cash equivalents comprise cash on hand and demand deposits, and other short-term deposits and liquid investments that are readily convertible to a known amount of cash and are subject to an insignificant risk of changes in value.

Bank borrowings

Interest-bearing bank loans and overdrafts are recorded at the proceeds received, net of direct issue costs. Finance charges, including premiums payable on settlement or redemption and direct issue costs, are accounted for on an accruals basis in the income statement using the effective interest rate method.

Financial liabilities and equity

Financial liabilities and equity instruments are classified according to the substance of the contractual arrangements entered into. An equity instrument is any contract that creates a residual interest in the assets of the group. Financial Liabilities are measured at amortised cost.

Trade payables

Trade payables are stated at cost.

18

One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2011

3.	Summary of significant accounting policies (continued)

Provisions

Provisions are recognised when the Group has a present obligation as a result of a past event from which it is likely that an outflow of economic benefits will occur which can be reasonably quantified.

Equity instruments

Equity instruments are recorded at the proceeds received, net of direct issue costs.

Critical accounting estimates and judgements

The Group makes certain estimates and assumptions regarding the future. Estimates and judgements are continually evaluated based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. In the future, actual experience may differ from these estimates and assumptions. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.

Impairment of intangibles

(a)The Group is required to test, where indicators of impairment exist, whether intangible assets have suffered any impairment. The recoverable amount is determined based on value in use calculations. The use of this method requires the estimation of future cash flows and the choice of a discount rate in order to calculate the present value of the cash flows. Actual outcomes may vary.

(b) The Group’s core business is subject to rapid technological change. The accounts are prepared and policies relating to goodwill and other intangibles are applied in accordance with judgements formed in the light of current technological and market knowledge. It is possible that technological change could alter these judgements at any time.

Summarised below are details of the new standards, significant amendment to standards and interpretations which have been issued by the IASB and IFRIC but not adopted by the Group during the period as application is not mandatory in the current financial year:

Standard/
Interpretation	Title	Effective date

- IFRS 7 (amendments):	Financial instruments disclosures	1 July 2011
- IFRS 7 (amendments):	Offsetting Financial Assets and
	Financial Liabilities	1 January 2013
- IFRS 9:	Financial instruments	1 January 2015
- IFRS 10:	Consolidated financial statements	1 January 2013
- IFRS 11:	Joint arrangements	1 January 2013
- IFRS 12:	Disclosure of interests in other entities	1 January 2013
- IFRS 13:	Fair value measurement	1 January 2013
- IAS 1 (amendments):	Presentation of Financial Statements	1 July 2012
- IAS 12 (revised):	Income taxes	1 January 2012
- IAS 19 (amendments):	Employee benefits	1 January 2013
- IAS 32 (amendments):	Offsetting Financial Assets and
	Financial Liabilities	1 January 2014

None of the new standards, interpretations and amendments, which are effective for periods beginning after 1 July 2010 and which have not been adopted early, are expected to have a material effect on the Group's future financial statements.

19

One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2011

4	Financial risk management

Financial risk factors

The Group’s business activities are set out in the Business Review on pages 2 to 3. These activities expose the Group to a number of financial risks. The following describes the Group’s objectives, policies and processes for managing these risks and the methods used to measure them.

(a)	Capital risk management

The Group’s objectives for managing capital are to safeguard the Group’s ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders and to maintain an efficient capital structure to manage the cost of capital. In order to maintain or adjust the capital structure, the Group may adjust the amount of dividend paid to shareholders, return capital to shareholders and issue new shares or buy back existing shares. The Group has bank facilities as set out in note 22. There were no changes in the Group’s approach to capital management during the year.

(b)	Market risk
(i)	Price risk

The Group has limited exposure to price risk relating to the price of airtime and hardware, as price changes from suppliers would be passed onto customers under the contractual agreements.

(i)	Interest rate risk

As the Group has limited interest rate risk as it has fixed rates on its principal debt contracts. The impact is on income and operating cash flow and arises from changes in market interest rates. Cash resources are held in current, floating rate accounts.

(ii)	Foreign currency risk

The vast majority of the group’s trading activities are denominated in USD, the reporting currency. The group has salary and operating costs in local currency in the countries where we have a presence. These risks are not considered significant.

Credit risk

The Group’s credit risk is primarily attributable to its trade receivables and other current assets. The majority of the Group’s cash and cash equivalents are held across three UK financial institutions.

The concentration of credit risk from trade receivables and other current assets varies throughout the year depending on the timing of transactions.

A high proportion of trading partners by value are large corporate entities, or governmental bodies with good credit ratings thereby minimising the risk of non-payment. Other exposures of the Group are spread over a number of customers and counterparties with little concentration on any one entity. There are no other identified concentration risks.

Exposures to credit risk is analysed below:

	2011	2010
	$’000	$’000
Trade receivables	15,206	13,339
Other receivables	1,616	1,384

	16,822	14,723

20

One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2011

4	Financial risk management (continued)

The maximum exposure to credit risk for trade receivables and other current assets is represented by their carrying amount.

No significant collateral is held is respect of the above exposures however no significant amounts are past due or impaired and the credit quality of the exposures is considered to be good

(c)	Liquidity risk

The Group seeks to manage liquidity risk to ensure sufficient liquidity is available to meet the requirements of the business and to invest cash assets safely and profitably. The Board reviews available cash to ensure there are sufficient resources for working capital requirements.

At 30 June 2011 and 30 June 2010 all amounts shown in the consolidated balance sheet under current assets and current liabilities mature for payment within one year.

5.	Operating profit

	2011	2010
	$’000	$’000
Profit from operations has been arrived at after charging:

Auditor’s remuneration payable to the Company’s auditor for the audit of parent Company’s annual accounts	60	50
Auditor’s remuneration - audit of subsidiaries pursuant to legislation	60	77
Fees payable to the Company’s auditor and its associates for other services	-	10

Amortisation	132	306
Depreciation of property, plant, and equipment
- owned assets	1,428	787
- leased assets	27	75
Staff costs	8,353	8,919
Directors’ remuneration	1,028	492
Property lease rentals	801	659
Equipment lease rentals	22	25
(Gain)/loss on foreign currency translation	(169)	(4)

6.	Income statement

As permitted by Section 408 of the Companies Act 2006, the income statement of the Company is not presented as part of these accounts. The retained (loss) for the year of the Company was ($576,000) (2010: ($536,000))

21

One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2011

7.	Segmental analysis

At 30 June 2011 the Group is organised into two main business segments: Satcom Global and Horizon Globex.

The segment analysis for the year ended 30 June 2011 is as follows:

			Intra group
	Satcom	Horizon	adjustments	Total
	$’000	$’000	$’000	$’000
Revenue from services	118,908	3,621		122,529

Trading profit/(loss)	1,976	2,361	-	4,337
Negative goodwill	-	-	1,711	1,711
Group operating profit	1,976	2,361	1,711	6,108
Finance income	3	-	-	3
Finance costs	(917)	-	-	(917)
Profit before tax	1,062	2,361	1,711	5,194

Total assets	31,024	8,368	21,832	61,224
Total liabilities	(31,902)	(2,912)	(445)	(35,259)
Net assets	(878)	5,456	21,387	25,965

Capital expenditure	2,608	3,625	-	6,233
Depreciation	1,448	7	132	1,587

The segment analysis for the year ended 30 June 2010 is as follows:

			Intra group
	Satcom	Horizon	adjustments	Group
	$’000	$’000	$’000	$’000
Revenue from services	115,330	-	-	115,330

Group operating profit	3,808	-	-	3,808
Finance income	138	-	-	138
Finance costs	(1,304)		-	(1,304)
Profit/(loss) before tax	2,642	-	-	2,642

Total assets	32,765	-	16,588	49,353
Total liabilities	(31,134)	-	-	(31,134)
Net assets	1,631	-	16,588	18,219

Capital expenditure	2,166	-	-	2166
Depreciation	862	-	-	862

22

One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2011

8.	Staff costs

The cost of employing all staff and Directors was:

	2011	2010
	$’000	$’000

Wages and salaries	7,800	8,261
Social security costs	553	658

	8,353	8,919

	No.	No.

The average number of employees during the period was:
Distribution	18	26
Administration	120	110
Management	21	19

	159	155

All Group employees are paid through trading subsidiaries of the Group.

The Directors have identified 7 (2010: 6) key management personnel whose compensation was as follows:

	2011	2010
	$’000	$’000

Short-term employment benefits	1,780	1,379

Share options

There were 1,000,000 share options granted by the Company during the year to employees of the Group. Details of the movements during the year are as follows:

	June	Issued/	June	Exercisable at	Exercise
	2010	(Lapsed)	2011	30/06/11	price	Exercise dates
EMI approved (UK)	28,440	(5,830)	22,610	22,610	9.6 p	Apr 2008 – 2015
Unapproved (Overseas)	11,660	(5,830)	5,830	5,830	9.6 p	Apr 2008 – 2015
EMI approved (UK)	4,380	-	4,380	4,380	34.0 p	Oct 2008 – 2015
Unapproved (Overseas)	98,904	-	98,904	98,904	34.0 p	Oct 2008 – 2015
EMI approved (UK)	12,400	-	12,400	12,400	36.5 p	Dec 2009 – 2016
Unapproved (Overseas)	101,601	-	101,601	101,601	36.5 p	Dec 2009 – 2016
Unapproved (Overseas)	250,000	(250,000)	-	-	10.0 p	Nov 2011 – 2018
Unapproved (Overseas)	-	1,000,000	1,000,000	-	10.0 p	Dec 2013 - 2020

Total	507,385	738,340	1,245,725	245,725

The unapproved options vest after three years of service and can be excercised within 10 years of grant. The other options have similar vesting conditions.

No options were granted to executive Directors and employees during the year ended 30 June 2010. The weighted average fair value of options granted to employees during the year ended 30 June 2011 was determined using the Black-Scholes-Merton valuation model at 1.26p per option. The significant inputs into the model were exercise price shown above, volatility of 40%, dividend yield of 1%, expected option life of 3 years and annual risk free interest rate of 4.6%. Future volatility has been estimated based on comparable information rather than historical data.

23

One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2011

9.	Directors’ remuneration

Remuneration paid to Directors during the year was as follows:

	2011	2010
	$’000	$’000

Salary and benefits	976	475
Pension contributions	52	17

	1,028	492

Remuneration paid to the highest paid Director was as follows:

	2011	2010
	$’000	$’000

Emoluments	485	242
Pension contributions	-	8

	485	250

10.	Finance income

	2011	2010
	$’000	$’000

Interest on bank deposits	3	3
Interest on loan note released	-	135

	3	138

11.	Finance costs

	2011	2010
	$’000	$’000

Interest and similar charges on bank loans and overdrafts	866	772
Interest on directors’ and shareholders’ loans	27	28
Interest on convertible loan stock	-	39
Amortisation of issue costs on long term borrowings	-	430
Interest on obligations under finance leases	24	35

	917	1,304

24

One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2011

12.	Taxation

Analysis of charge in period

	2011	2010
	$’000	$’000

Current tax
UK taxation:
United Kingdom corporation tax in respect of the period	-	-

Foreign tax:
Current tax on income for the year	535	352
Over provision previous years	(735)	-
Deferred Tax (see note 26)	(499)	-

Total tax	(699)	352

Factors affecting tax charge for period

The differences between the total tax shown above and the amount calculated by applying the standard rate of United Kingdom corporation tax to the profit before tax is as follows:

	2011	2010
	$’000	$’000

Profit from continuing operations before tax	5,134	2,642

Tax on profit from continuing operations at the average standard
United Kingdom corporation tax rate of 27.5% (2010: 28%)	1,412	739

Effects of:
Expenses not deductible for tax purposes	279	1
Non taxable income	(470)	-
Temporary differences arising on fixed assets	(40)	(43)
Movement on unrecognised losses	518	-
Lower taxes on overseas earnings	(1,164)	(345)
Prior year adjustment	(735)	-
Movement on deferred tax rate	(499)	-

Total tax charge for period	(699)	352

Deferred taxation

An amount of $499,000 has been released to income statement in respect of the acquisition of Abbey Technology GmbH.

There is an unprovided deferred tax asset in relation to losses carried forward of $2,921,000 at the balance sheet date.

25

One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2011

13.	Dividends

	2011	2010
	$’000	$’000

Amounts paid in the year:

Final dividend of 0.60 cents (2010: 0.50 cents) per share	457	301

Interim dividend of 0.35 cents (2010: 0.30 cents) per share	266	180

	723	481

The Board is not proposing a final dividend at the Annual General Meeting as set out in the Directors’ Report.

14.	Goodwill

Group

Carrying amount	$’000

At 1 July 2009	18,739
Additions	(2,151)

At 30 June 2010	16,588
Additions/Reductions
-

At 30 June 2011	16,588

Goodwill and recoverable amounts have been calculated in respect of the one cash generating operating unit operated by the Group.

$’000
Goodwill

SatCom Global	16,588

The unit’s recoverable amount have been determined on the value in use basis. This were calculated as the net present value of projected cash flows derived from budgets approved by management for the three years ending 30 June 2014 and extended by a further two years to 30 June 2016 by assuming trading in those two years would be similar to the budget for the year ending 30 June 2014 with a compound growth rate of 5% applied.

The key assumptions used for the budgets for the three years to 30 June 2014 were:-

Growth – growth assumptions were related to forecasts on the take up of new technology being offered by the Group together with the reasonably expected growth associated with existing large contracts.

Margin – based on existing margins achieved and those inherent in the future performance of existing contracts.

Acquisitions – no acquisitions have been assumed.

Discount rates – rates of 12% have been used. The Board considers that this rate reflects the current market assessment of the time value of money and risk specific to the income generating units.

26

One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2011

The Board currently considers that the recoverable amounts are greater than the carrying value of goodwill for any reasonably likely variance in the key assumptions.

15.	Intangible fixed assets

Group

2011

	Contractual	Billing
	Relationship	system	Total
	$’000	$’000	$’000
Cost
At 1 July 2010	-	3,916	3,916
Additions	-	3,625	3,897
Acquired in subsidiary	885	4,631	5,244

At 30 June 2011	885	12,172	13,057

Amortisation:
At 1 July 2010	-	835	835
Charge for the year	132	-	132

At 30 June 2011	132	835	967

Net book value:
At 30 June 2011	753	11,337	12,090

Group

2010

Billing
system
$’000
Cost
At 1 July 2009	3,360
Additions	556

At 30 June 2010	3,916

Amortisation:
At 1 July 2009	529
Charge for the year	306

At 30 June 2010	835

Net book value:
At 30 June 2010	3,081

The Group billing system includes licences and other ancillary costs. The system enables call data records from a large number of sources to be collated and billed to customers. Following the acquisition of Abbey the billing system is now an integral part of the Horizon Software product. As such the Board considers that this intellectual property now has an indeterminate life and accordingly is not amortised but is instead subject to annual impairment review.

27

One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2011

16.	Property improvements and equipment

Group

2011

	Leasehold
	property	Motor
	improvements	vehicles	Equipment	Total
	$’000	$’000	$’000	$’000
Cost
At 1 July 2010	311	20	7,530	7,861
Additions	265	-	2,343	2,608

At 30 June 2011	576	20	9,873	10,469

Depreciation:
At 1 July 2010	159	8	4,237	4,404
Charge for the year	25	4	1,426	1,455

At 30 June 2011	184	12	5,663	5,859

Net book value:
At 30 June 2011	392	8	4,210	4,610

Group

2010

	Leasehold
	property	Motor
	improvements	vehicles	Equipment	Total
	$’000	$’000	$’000	$’000
Cost
At 1 July 2009	269	20	5,962	6,251
Additions	42	-	1,568	1,610

At 30 June 2010	311	20	7,530	7,861

Depreciation:
At 1 July 2009	89	4	3,449	3,542
Charge for the year	70	4	788	862

At 30 June 2010	159	8	4,237	4,404

Net book value:
At 30 June 2010	152	12	3,293	3,457

The carrying amount of the Group’s equipment includes an amount of $414,000 (2010: $398,000) in respect of assets held under finance leases.

28

One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2011

17.	Investments

Company

	2011	2010
	$’000	$’000
Cost
At 1 July 2010	18,157	18,156
Additions	5,043	1

At 30 June 2011	23,200	18,157

The principal subsidiary undertakings of the Company are shown below. They have share capitals comprising ordinary shares or common stock, apart from Shared Data Networks, LLC where the equity is classified as Membership Interest, and all are consolidated into the Group accounts.

Subsidiaries	Proportion	Country of incorporation
	held	and operation

(C) SatCom Distribution Limited	100%	UK
(F) SatCom Distribution Inc.	100%	USA
(A) O'Gara Satellite Systems Inc *	100%	USA
(C) SatCom Distribution (Asia) Limited *	100%	Hong Kong
(G) Horizon Mobile Communications Co. Limited *	100%	Thailand
(C) SatCom Global Pte Ltd formerly*(Horizon Mobile Communications Pte Ltd)	100%	Singapore
(C) Horizon Mobile Communications (HK) Co. Limited *	100%	BVI
(C)Horizon Mobile Communications (Australia) Pty Limited*	100%	Australia
(B) SatCom Global FZE	100%	UAE
(C) SatCom Global Inc* (Formerly World Communications Center Inc)	100%	USA
(D) Shared Data Networks, LLC*	100%	USA
(E) Abbey Technology GmbH	100%	Switzerland
(E) Horizon Globex GmbH	100%	Switzerland

Registered branch
Horizon Mobile Communications (HK) Co. Limited *	100%	Japan

* Held by a subsidiary undertaking

Nature of business

A – Airtime distribution and ancillary services.

B – Wholesale airtime, Equipment & VSAT distribution to third parties and group

C – Sales Company

D – VSAT distribution to third party and group

E – Software and equipment

F – Non trading company

G – Administration company

29

One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2011

18.	Business Combinations

On 18 September 2010 the Group acquired 100% of the voting equity instruments of Abbey Technology GmbH (“Abbey”). Abbey is a software development company based in Switzerland.

The primary reasons for this acquisition were that Abbey had been contracted to develop bandwidth optimised software “Horizon” for the Mobile Satellite Services sector by the Group and, having worked in close collaboration with Abbey, the parties could see significant other markets to utilise this new technology in, particularly GSM and VSAT. Having worked prior to the acquisition jointly with Abbey to develop Horizon, the Directors believe that the Group would be in a better position to roll-out the product and service proposition by bringing the Group and Abbey together. This enabled the expanded Group to own the IP relating to Horizon, and to retain the full benefit of the margins and to strengthen the management team by the addition of Brian Collins to the Board.

Details of the fair value of identifiable assets and liabilities acquired, purchase consideration and goodwill are as follows:

	Book value	Adjustments	Fair value
	$’000	$’000	$’000
Software	272	4,359	4,631
Customer list		885	885
Directors loan receivable	804		804
Receivables	123		123
Cash	154		154
Payables	(303)		(303)
Deferred tax liability		(944)	(944)
	1,050	4,300	5,350

The assets acquired were subject to an independent valuation.

On acquisition Abbey held trade receivables with a book and fair value of $123k. The group considers it likely that they will all ultimately be received.

The directors loan was received immediately post the acquisition.

Fair value of consideration paid

$’000
Cash	1,003
16,473,000 $0.10 Ordinary shares issued at a value of $0.16	2,636
Total consideration	3,639

Negative goodwill	(1,711)

Negative goodwill has been written off to administration expenses in the statement of comprehensive income in full at the date of acquisition.

Acquisition costs of $1,285k arose as a result of the transaction. These have been recognised as part of administrative expenses in the statement of comprehensive income.

Since the acquisition date, Abbey has contributed $656k to group revenues and $440k to group profit. If the acquisition had occurred on 1 July 2010, group revenue and profit would not have been significantly different.

30

One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2011

19.	Inventories

Group	2011	2010
	$’000	$’000

Finished goods	7,010	5,859

The amount of inventories recognised as an expense during the year amounted to $31,331,000 (2010: $25,131,000)

20.	Trade and other receivables

	Group		Company
	2011	2010	2011	2010
	$’000	$’000	$’000	$’000

Trade receivables	15,206	13,339	-	-
Other taxes and social security	-	120	-	-
Other receivables	1,616	1,264	667	864
Prepayments and accrued income	4,104	3,928	4	3

	20,926	18,651	671	867

The amounts presented in the financial statements are net of allowances for doubtful receivables, estimated by the Group’s management based on prior experience and their assessment of the current economic environment.

The Directors consider that the carrying amount of trade and other receivables approximates to their fair value. The group has a bad debt provision of $225,000 (2010 $107,000)

The ageing profile of trade receivables is as follows

	Group
	2011	2010
	$’000	$’000

Current	12,947	11,710
Overdue
Less than 90 days	1,142	487
91 to 120 days	330	201
Over 120 days	787	941
	15,206	13,339

Credit risk

The Group and Company have no significant concentration of credit risk, with exposure spread over a large number of counterparties and customers.

31

One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2011

21.	Bank balances and cash

Bank balances and cash comprise cash held by the Group and Company and short-term bank deposits with an original maturity of three months or less. The carrying value of these assets approximates their fair value.

The credit risk on liquid funds is limited because the counterparties are banks with high credit ratings assigned by international credit-rating agencies.

22.	Financial liabilities

	Group		Company
	2011	2010	2011	2010
	$’000	$’000	$’000	$’000

Within one year
Bank overdrafts and loans	2,340	2,600	1,624	2,521
Directors’ loan accounts	225	196	225	196

	2,565	2,796	1,849	2,717
Over one year
Bank overdrafts and loans	812	2,587	-	1,150

	812	2,587	-	1,150

Total	3,377	5,383	1,849	3,867

The principal features of the financial liabilities are as follows:

Directors’ loan accounts

Details of Directors’ loan accounts are set out in note 32. The loans are repayable on demand and accrue interest at 4% per annum.

Bank overdrafts and loans

The Group has banking facilities with HSBC Bank Plc, which are supported by guarantees from main trading subsidiaries of the Group together with a debenture over the cash and assets of the Company. There is a net UK facility of US$2.0 million in the Company, which is set-off against cash balances in the UK within the Group. The interest chargeable is on the net balance at the rate of 1.75% over the HSBC Bank base rate. In addition, there is a US$4.8million 3 year term loan which was advanced in June 2009.

SatCom Distribution, Inc. has two facilities totalling US$3.25 million with HSBC Bank USA which are secured on cash balances and receivables held by US subsidiaries of SatCom Distribution, Inc. The first facility is a 5 year term revolving loan of US$3.0 million, repayments on which commenced in June 2009.

The second facility is an overdraft of US$ 0.25 million which had been drawn down at the year end. The interest chargeable on the drawn balance is 2.5% over US Dollar L.I.B.O.R.

32

One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2011

22.	Financial liabilities (continued)

Maturity profile

	Group		Company
	2011	2010	2011	2010
	$’000	$’000	$’000	$’000

Within one year	2,565	2,796	1,849	2,717
Between one and two years	812	2,587	-	1,150
Between two and five years	-	-	-	-

	3,377	5,383	1,849	3,867

The fair value of the Group’s and Company’s overdrafts, bank loans and deferred consideration have been reviewed with the Group’s advisers and their fair values are not considered to be materially different from their book values.

23.	Loans to / from related undertakings

Company

	2011	2010
	$’000	$’000

Loans to subsidiaries	3,566	4,088

	3,566	4,088

	2011	2010
	$’000	$’000

Loans from subsidiaries	11,811	6,452

	11,811	6,452

The Directors consider that the fair values of the loans outstanding are not materially different from their book values. The loans are unsecured and repayable on demand. Interest is charged at commercial rates on long term elements of the loans.

24.	Trade and other payables

	Group		Company
	2011	2010	2011	2010
	$’000	$’000	$’000	$’000

Trade payables	23,898	15,575	-	45
Other taxation and social security	56	192	26	15
Other payables	2,423	2,383	192	321
Accruals and deferred income	4,057	6,325	203	190

	30,434	24,475	421	571

Trade payables and accruals principally comprise amounts outstanding for trade purchases and ongoing costs.

The Directors consider that the carrying amount of trade and other payables approximates to their fair value.

33

One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2011

25.	Obligations under finance leases

Group	2011	2010
Amounts payable under finance leases	$’000	$’000

Within one year	98	125
In the second to fifth years inclusive	97	47

	195	172

Less: future finance charges	(35)	(40)

Value of minimum lease payments	160	132

Amount due for settlement within 12 months	98	106

Amounts over one year	62	26

The average lease term is 3 years. For the year ended 30 June 2011 the average effective borrowing rate was 12.5% (2010: 12.5%). All leases are on a fixed repayment basis and no arrangements have been entered into for contingent rental payments.

There is no material difference between the total value of the future finance lease payments at the balance sheet dates and their present value.

Obligations under finance leases are secured over the asset acquired.

26.	Deferred taxation

Group
$’000

Balance at 1 July 2010	-

Arising on valuation of assets acquired	944
Released to income statement	(499)

Balance at 30 June 2011	445

The deferred tax liability arises on the acquisition of Abbey Technology GmbH. On transfer of the Intellectual Property to Horizon Globex GmbH the deferred tax liability is reduced to $445,000 giving rise to a release of $499,000.

34

One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2011

27.	Share capital

	2011	2011	2010	2010
	$’000	No of shares	$’000	No of shares
		‘000		‘000
Authorised:
Ordinary shares of $0.10 each	50,000	500,000	50,000	500,000
Deferred shares of £1 each	90	50	90	50

	50,090	500,050	50,090	500,050

	2011	2011	2010	2010
	$’000	No of shares	$’000	No of shares
		‘000		‘000
Called up, allotted and fully paid:
Ordinary shares of $0.10 each	7,610	76,101	5,963	59,629
Deferred shares of £1 each	90	50	90	50

	7,700	76,151	6,053	59,679

Deferred shares of £1 each carry no voting or dividend rights and are redeemable at par.

A total of 16,473,000 ordinary shares at $0.10 each were issued at $0.16 during the year in consideration for the issued share capital of Abbey Technology GmbH, less the associated issue costs of $12,000 .

28.	Merger reserve

The acquisition by the Company of the SatCom Distribution Limited group in May 2004 was accounted for as a merger. Accordingly a debit merger reserve has been recognised in the consolidated balance sheet representing the difference between the consideration paid to acquire the group and its net assets at the date of the transaction.

29.	Retained profit

	Group	Company
	$’000	$’000

Balance at 1 July 2009	16,396	2,292

Dividends paid	(481)	(481)
Net profit for the year	2,290	(536)

Balance at 1 July 2010	18,205	1,275

Dividends paid	(723)	(723)
Net profit (loss) for the year	5,833	(576)

Balance at 30 June 2011	23,315	(24)

35

One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2011

30.	Operating lease commitments

At the balance sheet date, the group and company had outstanding commitments for future minimum lease payments under non-cancellable operating leases, which fall due as follows:

Group

	Land and		Land and
	buildings	Other	buildings	Other
	2011	2011	2010	2010
Total rentals payable on leases expiring:	$’000	$’000	$’000	$’000

Within one year	662	17	736	21
Within two to five years	493	6	1,036	21
After five years	40	-	80	-

	1,195	23	1,852	42

31.	Reconciliation of operating activities to operating cash flows

	2011	2010
	$’000	$’000

Operating profit	6,048	3,808
Amortisation	132	306
Depreciation	1,455	862
Net goodwill on acquisition	(1,711)	-

Operating cash flows before movement in working capital	5,924	4,976

(Increase)/decrease in inventories	(1,152)	21
(Increase)/decrease in receivables	(1,348)	656
Increase/(decrease) in payables	5,530	3,058

Cash generated by operations	8,954	8,711

Interest paid	(914)	(874)
Income taxes paid	(707)	(650)

Net cash generated (used) by operating activities	7,333	7,187

36

One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2011

32.	Related party transactions

Transactions between group companies are eliminated on consolidation and are not disclosed in this note.

Transactions between the parent company and its subsidiaries totalled $182,000 (2010: $556,000) representing management fees raised.

Amounts due to Directors during the year were as follows:

		Loans	Interest
	Opening	introduced/	paid at	Closing
	balance	(repaid)	4%	balance
Name	$’000	$’000	$’000	$’000

Mark White	27	(27)	-	-
Sandy Johnson	142	28	10	180
Martin Ward	27	(1)	-	26
Brian Collins	-	19	-	19

	196	19	10	225

The movement on the shareholder loan included in other payables is:

		Loans	Interest
	Opening	introduced/	paid at	Closing
	balance	(repaid)	4%	balance
Name	$’000	$’000	$’000	$’000

Adam Thompson	401	(163)	12	250

SatCom Distribution Limited incurred consultancy costs in the period in the amount of €409,000 (2010: €389,000) from Satellite Communications Consultancy BVBA. Satellite Communications Consultancy BVBA is a company incorporated in Belgium and is controlled by a director Mark White.

37